EXHIBIT 2

For Ministry Use Only                      Ontario Corporation Number
A tusage exclusif du ministere             Numero de la compagnie en Ontario
                                                    1564950

[Certificate]
March 06 Mars, 2003

[Director Signature]

Articles of Incorporation

1.       The name of the corporation is:

         Rent Gard Corp.

2.       The address of the registered office is:

         80 Carlauren Rd. Ste
         Woodbridge, Ontario  L4L 7Z5

3.       Number (or minimum and maximum number)

         Minimum of One (1)
         Maximum of Ten (10)

4.       The first director(s) is/are:

         First name, initials and last name

         Anthony Maniaci

         Address for service, giving Street & No. or R.R. No. Municipality and postal code

         80 Carlauren Rd. Ste 23
         Woodbridge, Ontario L4L 7Z5

         Resident Canadian State Yes or No

         Yes

5. Restriction, if any, on business the company may carry on or on powers the corporation may exercise.

         None

6. The classes and any maximum number of shares that the corporation is authorized to issue.

         The capital of the Corporation shall consist of an unlimited number of Voting Class "A" Special Shares (the "Class B" Special Shares), an unlimited number of non-voting Class "B" Special Shares (the "Class B Special Shares) and an unlimited number of Common Shares (the "Common Shares")

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

         (a) Reference herein to the Redemption Price per share in respect of each Class "A" Preference Share shall mean a fixed amount determined by dividing the stated capital account of the Class "A" Preference Shares by the numbe rof such shares of each shares in the capital stock of the Corporation then issued and outstanding.

         (b) The holders of the Class "A" Preference Shares, in priority of the Class "B" Preference Shares and Common Shares and any other shares ranking junior to the Class "A" Preference Shares shall be entitled to receive, and the Corporation shall pay thereon as and when declared by the Board of Directors of the Corporation, in its discretion, out of the monies of the Corporation properly applicable to the payment of dividends, to such preferential non-cumulative dividentd at a rate of up to 70% of the lending rate charged by the branch in the Province of Ontario of the Corporation's bankers for the time being to its most favored commercial custormers on Canadian dollar loans (the "Prime Rate") determined as at the date of the dividend declaration and calculated on the Redemption Price per share. If within four (4) monthes after the expiration of any fiscal year of the Corporation, the Board of Directors, in its discretion, shalll not declare the said fixed, perferential non-cumulative dividend or any part thereof on the Class "A" Preferencxe share for such fiscal year, then the rights of the holders of the Class "A" Preference Shares to such dividend or to any undeclared part there of for such fiscal year, shall be forever extinguished. The Holders of the Class "A" Preference Shares shall not be entitled to any dividend other than or in excess of the fixed, preferential non-cumulative dividend at the said rate hereinbefore provided for, or to participate in any other or additional earnings or profits of the Corporation.

         (c) Except with the consent in writing of the holders of all Class "A:
             Prefernce Shares outstanding no dividends shall at any time be declard or paid upon or set aside for payment on any Class "B" Preference Shares or Common sahres or on any shares of any other class ranking junior of the Class "A" Prefernce Shares for any fiscal year unless and until the fixed preferential non-cumulative dividend for such fiscal year on all the Class "A" Preference Shares outstanding has been declared and paid or a sum set aside for payment thereof.

         (d) The Corporation may, sufject to The Business Corporations Act, 1982, upon giving notice as hereinafter provided, redeem at any time the whole or from time to time any part of the ten outstanding Class "A" Preference Shares, with out the consent of the holders thereof, on payment for each share to be redeemed of the Redemption Price per share, together with an amount equal to all dividends declared thereon and remaining unpaid (the "Redemption Price"). In any case of redemption of Class "A" Preference Sahres, the Corporation shall at least twenty (20) days before the date specified for redemption, mail to each person who, at the date of mailing is a registered holder of Class "A" Preference Sahres to be redeemed a notice in writing of the intention of the Corporation to redeem such Class "A" Preference Shares; such notice shall be mailed in a prepaid letter addresssed to each such shareholder at his address as it appears on the books of the Corporation or in the event of the address of any such shareholder not so appearing then to the last known address of such shareholder; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of suchg redemption. Such notice shall set out the Redemption price and the date on which redemption is to take place and, if part only of the shares held by the person to whom such notice is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or

             Cause to be paid to or to the order of the registered holders of the Class "A" Preference Shares to be redeemed the Redemption Price thereof on presentation and surrender at the head office of the Corporation, or any other place designated in such notice of the certificates representing the Class "A" Preference Shares called for redemption and they sahll thereupon be redeemed. If a part only of the Class "A" Preference Shares represented by any certified be redeemed, a new certificatie for the balance shall be issued at the expense of the Corporation. From and after the date specified in any such notice, the Class "A" Preference Sahres called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the Redemptiuon price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any Class "A" Preferences Shares so called for redemption or of such of the said shares are represented by Certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account by any charted bank or any trust company in Canada named in such notice to be paid without interest or to the order of the respective holders of such Class "A" Preference Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same, and upon such deposit being made or upon the date specified or redemption in such notice, whichever is late, the Class "A" Preference Share in respect whereof such deposit shall have been made shall be redeemed, and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificates held by them respectively.

         (e) The Corporation may, subject to The Business Corporation Act, 1982, at any time and from time to time purchase (if obtainable) for cancellation the whole or any protion of the Class "A" Preference Sahres outstanding from time to time by invitation for tenders addresssed to all the holders of record of the Class "A" Preference Shares oustanding, or (with the consent of all the holders of Class "A" Preference Shares) by private contact at the lowest price or prices at which, in the opinion of the directors such shares are obtainable, but not exceeding for each share to be purchase for cancellation the Redemption Price per share plus costs of purchase and an amount equal to all dividends declared thereon and remaining unpaid. Where, in respect to any invitation for tenders, two or more shareholders submit tenders at the same price are accepted by the Corporation as to pay only of shares offered, the Corporation shall accept part of the shares offered in each tender in proportion as nearly as nay be the total number of shares offered in each such tender (disregarding fractions).

         (f) The holders of the Class "A" Preference Shares shall be entitled to receive notice of and to attend and vote at all meetings of Shareholders of the Corporation and each Class "A" Preference Share shall confer the right of one (2) vote in person or by proxy at all meetings of the shareholders of the Corporation.

         (g) In the event of liquidation, dissolution or dinding up of the Corporation, or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the Class "A" Prefernce Shares shall be entitled to receive out of the assets and property of the Corporation distributed to the holders of any Class "B" Preference Shares, or Common Shares, for each share an amount equal to the Redemption Price Per share thereon together with all declared and unpaid preferential non-cumulative dividents thereon; after payment to the holders of the Class "A" preference shares of the amounts so payable to them as abouve provided, they shall not be entitled to share in any further distribution of the property or assets of the Corporation, including surplus are not sufficient to pay the Redemption Price per share together with all declared and unpaid preferential non-cumulative dividends then all of the said assets or the proceeds thereof shall be distributed pro rata among the holders of the Class "A" preference shares.

                          CLASS "B" PREFERENCE SHARES
                          ---------------------------

         (a) Reference to the Redemption Price per share in respect of the Class "B" preference shares shall mean a fixed amount determined by dividing the stated capital account of the Class "B" preference shares by the number of such shares in the capital of the Corporation then issued and outstanding.

         (b) The holders of the Class "B" Shares, in priority of the Common Shares a any other shares ranking junior to the Class "B" preference shares, shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Bord of Directors of the Corporation, in their discretion, out of the monies of the Corporation properly applicable to the payment of dividends to such perfential non-cumulative dividends per share at a rate up to 70% of the prime rate determined as at the date of the dividend declaration and calculated on the Redemption Price per share. If, within four (4) months after the expiration of any fiscal year of the Corporation, the Board of Directors in its discretion shall not declare the said fixed preferential non cumulative dividend or any part thereof on the Class "B" preference shares to such year, then the rights of the holders of the Class "B" preference shares to such dividend or to any undeclared part thereof for such fiscal yer shall be forever extinguished. The holders of the Class "B" preference shares shall not be entitled to any dividends other than or in excess of the fixed, preferential non cumulative dividend at the said rate hereinbefore provided for, or to participate in any other or additional earnings or profits of the Corporation.

         (c) Except with the consent in writing of the holders of all the Class "B" preference shares outstanding no dividends shall at any time be declared or paid upon or set aside for payment on any common or on any shares of any other class ranking junior to the Class "B" preference shares for any fiscal year unless and until the fixed preferential non-cumulative dividends for such fiscal year on all the Class "B" preference shares outstanding has been declared and paid or a sum set aside for payment thereof.

         (d) The Corporation may subject to The Business Corporation Act, 1982 upon giving notice as hereinbefore provided, redeem at any time the whole or from time to time any part of the then outstanding Class "B" preference shares without the consent of the holders thereof on payment for each share to be redeemed of the Redemption price per share together with an amount equal to all dividends declared thereon and remaining unpaid (the "Redemption Price"). In any case of redemptin of Class "B" Preference Shares the Corporation shall at least twenty (20) days before the date specified for redemption mail to each person who at the date of mailing is a registered holder of Class B Preference Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Class B preference shares; such notice shall be mailed in a prepaid letter addressed to each such shareholder at his address as it appears on the books of the Corporation, or in the event of the address of any such shareholder not so appearing, then to the last known address of such shareholder, provided, however, that accidential failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. Such notice shall set out the redemption price and the date on which redemption is to take place and if part only of the shares held by the person to whom such notice is addressed is to be redeemed, the number thereof so to be redeemed. On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or the order of the registered holders of the Class B preference shares to be redeemed the Redemption price thereof on presentation and surrender at the head office of the Corporation or any other place designated in such notice, of the certificates representing the Class B preference shares called for redemption and they shall thereupon be redeemed. If a part only of the Class B preference shares represented by any certificate be redeemed a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified in any such notice the class B preference shares called for redemptin shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any "Class B" preference shares as aforesaid, to deposit the redemptin price of the Class "B" preference shares so called for redemptin or of such of the said shares as are represented by certificates which have not at the date of such deposit been surrendered by the holders thereon in connection with such redemption to a special account in any chartered bank or any trust company in Canada named in such notice to be paid without interest to or to the order of the respective holders of such "Class B" redeemed and the rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the said certificated held by them respectively.

         (e) The Corporation may, subject to The Business Corporations Act, 1982 at any time and from time to timepurchase (if obtainable) for cancellation the whole or any portin of the "Class B" preference shares outstanding from time to timeby invitation for leanders addressed to all the holders of record of the Class "B" preference shares outstanding or (with the consent of all the olders of "Class B" preference shares by private contract at the lowest price or prices at which in the opinion of the directors such shares are obtainable but not exceeding for such share to be purchased for cancellation the redemption price per share plus costs of to any other approval required by The Business Corporations Act, 1982.

         (f) The approval of the holders of the "Class A" preference shares of Class "B" preference shares as the case may be, as to any and all matters referred to herein any be given by special resolution passed at a meeting of holders of Class "A" or Class "B" preference shares as the case may be, duly called and held upon at least ten
             (10) days notice at which the holders of at least a majority of the outstanding class A preference shares or Class B preference shares as the case may be are present or represented by proxy and carried by the affirmative votes of the shareholders of notless than two thirds of the Class "A" preference shares or "Class B" preference shares represented and voted at such meeting.

             cast on a poll (each class voting separately at any combined meeting). On every poll taken at every such meeting every holder of "Class A" preference shares of "Class B" Preference shares shall be entitled to one (1) vote in respect of each Class "A" preference share or Class "B" preference shares as the case may be.

                                 COMMON SHARES
                                 -------------

The Common Shares shall cayy and be subject to the following rights, privileges restrictions and conditions:

         (a) to receive notice of and attend all meetings of shareholders of the Corporation except class meetings of other classes of shareholders, and each common share shall confer the right to one (1) vote in person or by proxy at all such meetings of shareholders of the Corporation;

         (b) subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive any dividend declared by the Corporation in respect of the Common Shares;

         (c) subject to the rights privileges restrictions and conditions attaching to any other class of shares of the Corporation, the holders of the common shares shall be entitled to receive the remaining property of the corporatin upon the liquidation dissolution or winding up of the Cororation whether voluntary or involuntary.

8. The issue, transfer or ownershp of shares is/is not restricted and the restrictions (if any) are as follows:

         Subject to any unanimous shareholders agreement existing from time to time and any amendments thereto, the right to transfer any share of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share of the Corporation without either:

         (a) the previous express sanction of the holders of more than 50% of the Common shares of the Corporation for the time being outstanding, expressed by a resolution passed at a metteirn of shareholders or by an instrument or instruments in writing signed by the holders of more than 50% of such shares;

         (b) the previous express sanction of the directors of the Corporation expressed by a passed by the votes of a majority of the directors of the Corporation at a meeting of the Board of Directors or by an instrument or instruments in writing signed by a majority of the directors.

9.       Other provisions, if any, are:

         The Corporation shall have a lien on the shares registered in the name of the shareholder or his legal representative for a debt of that shareholder to the Corporation.

         The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employed of the Corporation, were, while in the employent, and continue to be shareholders of the Corporation, is limited to not more than fifth (50), two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder.

         Any invitation to the public to subscribe for securities of the Corporation is prohibited.

10.      The names and addresses of the incorporators are

         First name, initials and last name or corporate name.

         ANTHONY MANIACI

         Full address for service or address of registered office or of principal place of business giving street & No. opr R.R. No. municipality and postal code.

         80 CARLAUREN RD. STE. 23
         WOODBRIDGE, ONTARIO L4L7Z5

         These articles are signed in duplicate.

         Signature of incorporators

         /s/ Anthony Maniaci
         -------------------
             ANTHONY MANIACI